Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Susan Hyde W. P. Carey & Co. LLC 212-492-1151 shyde@wpcarey.com	Guy Lawrence Ross & Lawrence 212-308-3333 gblawrence@rosslawpr.com
W. P. Carey Announces Fourth Quarter and Year-End 2008 Financial Results
New York, NY — February 26, 2009 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the fourth quarter and year ended December 31, 2008. The Company reported increases of 33 percent and six percent in cash flow from operations and adjusted cash flow from operating activities, respectively, for 2008, while net income was essentially unchanged.
Commenting on the Company’s results, Wm. Polk Carey, Founder and Chairman, stated, “In determining distributions to shareholders, the Company’s Board of Directors views adjusted cash flow from operating activities as a critical metric. Consequently, we are pleased to report an increase in this metric over the prior year. Combined with the continued strength of our balance sheet, this increase is a testament to the established investment and asset management processes that are at the core of our disciplined risk management approach and long term investment philosophy.”
QUARTERLY AND YEAR-END RESULTS
•	Total revenues net of reimbursed expenses for the fourth quarter of 2008 were $52.9 million, compared to $51.2 million for the fourth quarter of 2007. Total revenues net of reimbursed expenses for 2008 were $202.7 million, compared to $249.4 million for 2007. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Net income for the fourth quarter of 2008 was $21.9 million, compared to $6 million for the fourth quarter of 2007. Net income for 2008 was $78 million, compared to $79.3 million in 2007.

•	Funds from operations (FFO) for the fourth quarter of 2008, as per the attached table, were $33.8 million or $0.84 per diluted share, compared to $2.9 million or $0.07 per diluted share for the comparable period in 2007. FFO for 2008 was $124.5 million or $3.09 per diluted share, compared to $133.3 million or $3.34 per diluted share for 2007.
SUPPLEMENTAL PERFORMANCE METRICS
•	For the year ended December 31, 2008, adjusted cash flow from operating activities increased 6% to $89.4 million from $84.2 million in 2007.

•	FFO from our real estate ownership segment in the fourth quarter of 2008 increased to $22.4 million or $0.56 per diluted share, compared to $17.2 million or $0.43 per diluted share in the fourth quarter of 2007. For 2008, FFO from this segment increased to $75.3 million or $1.87 per diluted share from $64.1 million or $1.61 per diluted share during 2007.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from our investment management segment totaled $13.1 million this quarter or $0.32 per diluted share, compared with EBITDA in the fourth quarter of 2007 of $(3.9) million or $(0.10) per diluted share. EBITDA for this segment in 2008 was $61.8 million or $1.54 per diluted share, compared to $91.1 million or $2.29 per share diluted for 2007.

•	Further information concerning these non-GAAP supplemental performance metrics is presented in the accompanying tables. These supplemental metrics have been adjusted on the accompanying comparability table to show how those measures would compare period-to-period after adjustment for certain events that affected 2007 and 2006 results.
ASSETS UNDER MANAGEMENT
•	As of December 31, 2008, the occupancy rate of our 17 million square foot owned portfolio was approximately 94%. In addition, for the 92 million square feet owned by the CPA® REITs, the occupancy rate was approximately 99%.

•	In July 2008, we opened an office in Amsterdam to establish a European base for the management of the CPA® REITs’ growing portfolio of international assets.
INVESTMENT AND FUNDRAISING ACTIVITY
•	In 2008, we structured investments on behalf of our CPA® REITs totaling approximately $457 million, as compared to $1.1 billion in 2007, which included the $446 million Hellweg Die Profi-Baumärkte GmbH & Co. KG investment. Approximately 46% of the 2008 investments were international transactions.

•	Through February 23, 2009, we have raised approximately $380 million for CPA®:17 — Global’s initial public offering.
DISTRIBUTIONS AND SHARE REPURCHASE
•	The Board of Directors has raised the quarterly cash distribution to $0.496 per share for the first quarter of 2009. The distribution is payable on April 15, 2009 to shareholders of record as of March 31, 2009. This is our 32nd consecutive quarterly dividend increase.

•	In December 2008, our Board approved a share repurchase program of up to $10 million of our outstanding stock from December 16, 2008 through March 4, 2009, or the date the maximum is reached, if earlier. Through December 31, 2008, we repurchased shares totaling $2 million under this program.
UPCOMING EVENTS
•	Gordon F. DuGan, President and CEO, will participate as a panelist in the “Town Hall Meeting: The Net Lease Market Today & Tomorrow” at the 7th annual

RealShare Net Lease conference. The event will be held on April 29, 2009 at the Marriott Marquis in New York.
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register.
Date: Thursday, February 26, 2009, 11:00 AM (ET)
Call-in Number: 1-877-407-0782

(International) +1-201-689-8567
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast

Available after 2:00 PM (ET)
Replay Number: 1-877-660-6853

(International) +1-201-612-7415
Replay Access Codes: Account # 286 and Conference ID # 311396. Please note that both access codes are required for playback. Replay Available until March 12, 2009 at midnight ET.
W. P. Carey & Co. LLC
W. P. Carey & Co. LLC is an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and manages a global investment portfolio worth approximately $10 billion. Publicly traded on the New York Stock Exchange (WPC), W. P. Carey and its CPA® series of income-generating, non-traded REITs help companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 300 long-term corporate obligors spanning 28 industries and 14 countries. http://www.wpcarey.com
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)

	Years ended December 31,
	2008	2007	2006
Revenues
Asset management revenue	$80,714	$83,051	$57,633
Structuring revenue	20,236	78,175	22,506
Incentive, termination and subordinated disposition revenue from mergers	—	—	46,018
Wholesaling revenue	5,129	27	—
Reimbursed costs from affiliates	41,179	13,782	63,630
Lease revenues	75,932	75,403	69,197
Other real estate income	20,683	12,718	8,503

	243,873	263,156	267,487

Operating Expenses
General and administrative	(62,590)	(61,848)	(41,376)
Provision for settlement	—	(29,979)	—
Reimbursable costs	(41,179)	(13,782)	(63,630)
Depreciation and amortization	(25,664)	(25,543)	(25,137)
Property expenses	(7,620)	(6,245)	(5,984)
Impairment charges	(1,011)	(1,017)	(1,147)
Other real estate expenses	(8,196)	(7,690)	(5,881)

	(146,260)	(146,104)	(143,155)

Other Income and Expenses
Other interest income	2,884	6,842	3,305
Income from equity investments in real estate and CPA® REITs	14,198	18,357	7,608
Minority interest in income	(558)	(4,143)	(275)
Gain on sale of investment in direct financing lease	1,103	—	—
Gain on sale of securities, foreign currency transactions and other, net	1,444	3,114	12,969
Interest expense	(19,289)	(20,880)	(17,016)

	(218)	3,290	6,591

Income from continuing operations before income taxes	97,395	120,342	130,923
Provision for income taxes	(23,521)	(51,739)	(45,356)

Income from continuing operations	73,874	68,603	85,567

Discontinued Operations
Income from operations of discontinued properties	4,173	2,874	1,178
Gains on sale of real estate, net	—	15,486	3,452
Impairment charges	—	(2,317)	(3,357)
Minority interest in income	—	(5,394)	(537)

Income from discontinued operations	4,173	10,649	736

Net Income	$78,047	$79,252	$86,303

Basic Earnings Per Share
Income from continuing operations	$1.88	$1.80	$2.27
Income from discontinued operations	0.11	0.28	0.02

Net income	$1.99	$2.08	$2.29

Diluted Earnings Per Share
Income from continuing operations	$1.86	$1.78	$2.20
Income from discontinued operations	0.10	0.27	0.02

Net income	$1.96	$2.05	$2.22

Weighted Average Shares Outstanding
Basic	39,202,520	38,113,857	37,668,920

Diluted	40,221,112	39,868,208	39,093,897

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years ended December 31,
	2008	2007	2006
Cash Flows — Operating Activities
Net income	$78,047	$79,252	$86,303
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including intangible assets and deferred financing costs	27,197	27,321	27,207
Loss (income) from equity investments in real estate and CPA® REITs in excess of distributions received	1,866	(2,296)	(160)
Gains on sale of direct financing lease	(1,103)	—	—
Gain on lease termination	(4,998)	—	—
Gains on sale of real estate and investments, net	—	(15,827)	(14,774)
Minority interest in income	558	9,537	812
Straight-line rent adjustments	2,227	2,972	3,152
Management income received in shares of affiliates	(40,717)	(55,535)	(31,020)
Unrealized loss (gain) on foreign currency transactions, warrants and securities	2,656	(1,659)	(1,128)
Realized gain on foreign currency transactions, warrants and securities	(2,250)	(1,332)	(488)
Impairment charges	1,011	3,334	4,504
Stock-based compensation expense	7,278	5,551	3,453
Decrease in deferred acquisition revenue received	48,266	16,164	12,543
Increase in structuring revenue receivable	(10,512)	(55,897)	(3,459)
(Decrease) increase in income taxes, net	(8,079)	1,796	24,311
(Decrease) increase in settlement provision	(29,979)	29,979	—
Net changes in other operating assets and liabilities	(8,221)	4,111	8,684

Net cash provided by operating activities	63,247	47,471	119,940

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	19,852	17,441	13,286
Capital contributions made to equity investments in real estate	(1,769)	(3,596)	—
Purchases of real estate and equity investments in real estate	(201)	(80,491)	(102,199)
Capital expenditures	(14,051)	(15,987)	(4,937)
Loans to affiliates	—	(8,676)	(108,000)
Proceeds from repayment of loans to affiliates	—	8,676	108,000
VAT refunded on purchase of real estate	3,189	—	—
Proceeds from sales of real estate, net investment in direct financing lease and securities	5,062	42,214	50,053
Funds placed in escrow in connection with the sale of property	—	(19,515)	(10,374)
Funds released from escrow in connection with the sale of property	636	19,410	10,134
Payment of deferred acquisition revenue to affiliate	(120)	(524)	(524)

Net cash provided by (used in) investing activities	12,598	(41,048)	(44,561)

Cash Flows — Financing Activities
Distributions paid	(87,700)	(71,608)	(68,615)
Contributions from minority interests	2,582	1,703	2,345
Distributions to minority interests	(5,607)	(8,168)	(6,226)
Scheduled payments of mortgage principal	(9,678)	(16,072)	(11,742)
Proceeds from mortgages and credit facilities	139,437	189,383	174,501
Prepayments of mortgage principal and credit facilities	(111,572)	(115,090)	(166,660)
Proceeds from loans from affiliates	—	7,569	—
Repayment of loan from affiliates	(7,569)	—	—
Funds placed in escrow in connection with financing	(400)	—	—
Release of funds from escrow in connection with the financing of properties	—	—	4,031
Payment of financing costs	(375)	(1,350)	(1,601)
Proceeds from issuance of shares	23,350	20,682	8,660
Windfall tax benefits associated with stock-based compensation awards	2,156	1,939	626
Repurchase and retirement of shares	(15,413)	(25,525)	(1,937)

Net cash used in financing activities	(70,789)	(16,537)	(66,618)

Change in Cash and Cash Equivalents During the Year
Effect of exchange rate changes on cash	(394)	143	333

Net increase (decrease) in cash and cash equivalents	4,662	(9,971)	9,094
Cash and cash equivalents, beginning of year	12,137	22,108	13,014

Cash and cash equivalents, end of year	$16,799	$12,137	$22,108

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except share and per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations (“FFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended December 31,			Years ended December 31,
	2008	2007	2006	2008	2007	2006
EBITDA
Investment management	$13,079	$(3,906)	$64,954	$61,805	$91,145	$105,683
Real estate ownership	23,238	31,123	20,784	84,408	88,228	70,619

Total	$36,317	$27,217	$85,738	$146,213	$179,373	$176,302

FFO
Investment management	$11,415	$(14,281)	$40,236	$49,119	$69,169	$70,008
Real estate ownership	22,412	17,192	14,647	75,331	64,097	58,529

Total	$33,827	$2,911	$54,883	$124,450	$133,266	$128,537

EBITDA Per Share (Diluted)
Investment management	$0.32	$(0.10)	$1.65	$1.54	$2.29	$2.70
Real estate ownership	0.58	0.78	0.53	2.10	2.21	1.81

Total	$0.90	$0.68	$2.18	$3.64	$4.50	$4.51

FFO Per Share (Diluted)
Investment management	$0.28	$(0.36)	$1.02	$1.22	$1.73	$1.79
Real estate ownership	0.56	0.43	0.37	1.87	1.61	1.50

Total	$0.84	$0.07	$1.39	$3.09	$3.34	$3.29

Adjusted Cash Flow From Operating Activities
Adjusted cash flow				$89,385	$84,241	$70,159

Adjusted cash flow per share (diluted)				$2.22	$2.11	$1.79

Distributions declared per share				$1.955	$1.878	$1.820

Payout ratio (distributions per share/adjusted cash flow per share)				88%	89%	102%

W. P. CAREY & CO. LLC
Financial Results — Adjusted for Comparability (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2008	2007	2006	2008	2007	2006
Net Income
Net income — as reported	$21,900	$6,013	$43,629	$78,047	$79,252	$86,303

Net income per share (diluted) — as reported	$0.55	$0.15	$1.12	$1.96	$2.05	$2.22

Items that affect comparability:
SEC Settlement (a)	—	21,012	—	—	21,012	—
CPA ®: 16 — Global performance adjustment, net (b)	—	—	—	—	(21,600)	—
Out-of-period adjustment (c)	—	—	—	—	(3,500)	—
CPA ®: 12/14 Merger (d)	—	—	(23,310)	—	—	(23,310)

	—	21,012	(23,310)	—	(4,088)	(23,310)

Net income — adjusted for comparability	$21,900	$27,025	$20,319	$78,047	$75,164	$62,993

Net income per share (diluted) — adjusted for comparability	$0.55	$0.68	$0.52	$1.96	$1.95	$1.63

EBITDA
EBITDA — as reported	$36,317	$27,217	$85,738	$146,213	$179,373	$176,302

EBITDA per share (diluted) — as reported	$0.90	$0.68	$2.18	$3.64	$4.50	$4.51

Items that affect comparability:
SEC Settlement (a)	—	29,979	—	—	29,979	—
CPA ®: 16 — Global performance adjustment, net (b)	—	—	—	—	(39,300)	—
CPA ®: 12/14 Merger (d)	—	—	(44,018)	—	—	(44,018)

	—	29,979	(44,018)	—	(9,321)	(44,018)

EBITDA — adjusted for comparability	$36,317	$57,196	$41,720	$146,213	$170,052	$132,284

EBITDA per share (diluted) — adjusted for comparability	$0.90	$1.44	$1.06	$3.64	$4.27	$3.38

FFO
FFO — as reported	$33,827	$2,911	$54,883	$124,450	$133,266	$128,537

FFO per share (diluted) — as reported	$0.84	$0.07	$1.39	$3.09	$3.34	$3.29

Items that affect comparability:
SEC Settlement (a)	—	21,012	—	—	21,012	—
CPA ®: 16 — Global performance adjustment, net (b)	—	—	—	—	(42,300)	—
CPA ®: 12/14 Merger (d)	—	—	(23,310)	—	—	(23,310)

	—	21,012	(23,310)	—	(21,288)	(23,310)

FFO — adjusted for comparability	$33,827	$23,923	$31,573	$124,450	$111,978	$105,227

FFO per share (diluted) — adjusted for comparability	$0.84	$0.60	$0.80	$3.09	$2.81	$2.69

Diluted weighted average shares outstanding	40,466,930	39,815,933	39,414,532	40,221,112	39,868,208	39,093,897

Non-GAAP Financial Disclosure
The above table presents Net Income, EBITDA and FFO adjusted for items that affect comparability. We believe that these adjusted supplemental measures are useful for comparing our current financial performance with prior periods, although they do not represent net income that is computed in accordance with GAAP. Accordingly, Net Income, EBITDA and FFO adjusted for items that affect comparability should not be considered an alternative for Net Income as an indicator of our financial performance. Net Income, EBITDA and FFO adjusted for items that affect comparability may not be comparable to similarly titled measures of other companies. Net Income adjusted for items that affect comparability consists of net income in accordance with GAAP adjusted for amounts recognized on the achievement of CPA®:16 — Global’s performance criterion, an out-of-period adjustment as well as amounts recognized on completion of the CPA®:12 and CPA®:14 merger transaction in December 2006 (the “CPA®:12/14 Merger”). A description of EBITDA and FFO and reconciliations to the most directly comparable GAAP measures are provided on the respective pages of this earnings release.

(a)	Includes a $30 million reserve taken in the fourth quarter of 2007 in connection with an SEC settlement.

(b)	CPA®:16 — Global performance adjustment, net represents the net of tax impact of previously deferred asset management revenue, structuring revenue and interest income less deferred compensation costs recognized during the second quarter of 2007 following the achievement of CPA®:16 — Global’s performance criterion. Adjustments to EBITDA and FFO eliminate the associated provision for income taxes and provision for deferred income taxes, respectively.

(c)	During the third quarter of 2007, we determined that a longer schedule of depreciation/amortization of assets in certain of our equity method investment holdings should appropriately be applied to reflect the lives of the underlying assets rather than the expected holding period of these investments. We concluded that these adjustments were not material to any prior periods’ consolidated financial statements. We also concluded that the cumulative adjustment was not material to the year ended December 31, 2007. As such, the cumulative effect was recorded in the consolidated statements of income as a one-time cumulative out-of-period adjustment in the third quarter of 2007. The effect of this adjustment for the year ended December 31, 2007 was to increase net income by approximately $3.5 million.

(d)	In December 2006, CPA®:12 and CPA®:14 completed the CPA®:12/14 Merger. In connection with providing this liquidity event for CPA®:12 shareholders, CPA®:12 paid us termination revenue of $25.4 million and subordinated disposition revenue of $24.4 million. Included in subordinated disposition revenue was $3.8 million payable by CPA®:12 related to properties we acquired from CPA®:12 that was not recognized as income for financial reporting purposes but reduced the cost of the properties we acquired from CPA®:12 prior to the CPA®:12/14 Merger. Net income recognized in connection with the CPA®:12/14 Merger in 2006 was $23.3 million, while merger costs and taxes totaled $2 million and $20.7 million, respectively.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2008	2007	2006	2008	2007	2006
Investment Management
Net income (loss)	$9,603	$(12,366)	$32,936	$34,858	$36,808	$53,330
Adjustments:
Provision for income taxes	2,246	2,473	28,773	22,432	50,158	44,710
Depreciation and amortization	1,230	5,987	3,245	4,515	4,179	7,643

EBITDA — investment management	$13,079	$(3,906)	$64,954	$61,805	$91,145	$105,683

EBITDA per share (diluted)	$0.32	$(0.10)	$1.65	$1.54	$2.29	$2.70

Real Estate Ownership
Net income	$12,297	$18,379	$10,693	$43,189	$42,444	$32,973
Adjustments:
Interest expense	4,710	5,609	3,692	19,289	20,880	17,016
Provision for income taxes	870	453	289	1,089	1,581	646
Depreciation and amortization	5,669	6,536	4,787	21,149	21,364	17,494
Reconciling items attributable to discontinued operations	(308)	146	1,323	(308)	1,959	2,490

EBITDA — real estate ownership	$23,238	$31,123	$20,784	$84,408	$88,228	$70,619

EBITDA per share (diluted)	$0.58	$0.78	$0.53	$2.10	$2.21	$1.81

Total Company
EBITDA	$36,317	$27,217	$85,738	$146,213	$179,373	$176,302

EBITDA per share (diluted)	$0.90	$0.68	$2.18	$3.64	$4.50	$4.51

Diluted weighted average shares outstanding	40,466,930	39,815,933	39,414,532	40,221,112	39,868,208	39,093,897

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Accordingly, EBITDA should not be considered an alternative for net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2008	2007	2006	2008	2007	2006
Investment Management
Net income (loss)	$9,603	$(12,366)	$32,936	$34,858	$36,808	$53,330
Amortization, deferred taxes and other non-cash charges	(1,283)	(2,466)	6,285	2,494	30,194	11,728
FFO from equity investments	3,095	551	1,015	11,767	2,167	4,950

FFO — investment management	$11,415	$(14,281)	$40,236	$49,119	$69,169	$70,008

FFO per share (diluted)	$0.28	$(0.36)	$1.02	$1.22	$1.73	$1.79

Real Estate Ownership
Net income	$12,297	$18,379	$10,693	$43,189	$42,444	$32,973
Gain on sale of investment in direct financing lease	—	—	—	(1,103)	—	—
Gain on sale of real estate, net	—	(14,865)	(3,637)	—	(15,827)	(3,452)
Depreciation, amortization and other non-cash charges	7,594	4,929	4,692	23,308	20,272	17,294
Straight-line and other rent adjustments	172	964	809	887	3,080	3,152
Impairment charges	473	1,017	1,147	1,011	3,334	4,504
FFO from equity investments	2,039	1,662	1,141	8,718	6,312	4,852
Minority investees’ share of FFO	(163)	5,106	(198)	(679)	4,482	(794)

FFO — real estate ownership	$22,412	$17,192	$14,647	$75,331	$64,097	$58,529

FFO per share (diluted)	$0.56	$0.43	$0.37	$1.87	$1.61	$1.50

Total Company
FFO	$33,827	$2,911	$54,883	$124,450	$133,266	$128,537

FFO per share (diluted)	$0.84	$0.07	$1.39	$3.09	$3.34	$3.29

Diluted weighted average shares outstanding	40,466,930	39,815,933	39,414,532	40,221,112	39,868,208	39,093,897

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Years ended December 31,
	2008	2007	2006
Cash flow from operating activities — as reported	$63,247	$47,471	$119,940
Adjustments:
CPA®:16 — Global performance adjustment, net (a)	(12,291)	9,425	2,091
Settlement payment (b)	21,012	—	—
CPA®:12/14 Merger — revenue net of costs/taxes (c)	—	—	(23,310)
CPA®:12/14 Merger — payment of taxes (d)	—	20,708	(20,708)
Distributions received from equity investments in real estate in excess of equity income (e)	10,868	6,769	4,809
Distributions paid to minority partners, net (f)	(3,025)	—	—
Changes in working capital (d)	9,574	(132)	(12,663)

Adjusted cash flow from operating activities	$89,385	$84,241	$70,159

Adjusted cash flow per share (diluted)	$2.22	$2.11	$1.79

Distributions declared per share	$1.955	$1.878	$1.820

Payout ratio (distributions per share/adjusted cash flow per share)	88%	89%	102%

Diluted weighted average shares outstanding	40,221,112	39,868,208	39,093,897

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described below. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

(a)	Amounts deferred in lieu of CPA®:16 — Global achieving its performance criterion, net of a 45% tax provision. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of CPA®:16 — Global achieving its performance criterion, rather than recognizing the entire deferred amount in the quarter in which the performance criterion was met, as this revenue was actually earned over a three year period.

(b)	In March 2008, we entered into a settlement with the SEC with respect to all matters relating to their investigation. As a result, we paid $30 million in the first quarter of 2008, and recognized an offsetting $9 million tax benefit in the same period.

(c)	Amounts represent termination and disposition revenue, net of costs and a 45% tax provision, earned in connection with the CPA®:12/14 Merger. This revenue is generally earned in connection with events that provide liquidity or alternatives to the CPA® REIT shareholders. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of the net revenue earned in connection with the CPA®:12/14 Merger.

(d)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.

(e)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(f)	Represents minority partners’ share of distributions made by ventures that we consolidate in our financial statements. This adjustment in the calculation of adjusted cash flow from operating activities was introduced during the fourth quarter of 2008 because we believe that it results in a more accurate presentation of this supplemental measure.